                                                                   EXHIBIT 10.25


                                    SUBLEASE

         THIS SUBLEASE (the "Sublease") is entered into as of the date set forth in Section 1.1(e) below, by and between the Sublandlord and the Subtenant set forth below.

                              W I T N E S S E T H

         1. SUBLEASE SUMMARY AND DEFINITIONS.

         1.1. The Sublease provisions and definitions set forth in this Section
1.1 in summary form are solely to facilitate convenient reference by the parties. If there is any conflict between this Section and any other provisions of this Sublease, the latter shall control.

(a)  SUBLANDLORD'S NAME          TCSI CORPORATION
     AND ADDRESS:                1080 Marina Village Parkway
                                 Alameda, California  94501
                                 Attention:  Hatch Graham


(b)  SUBLANDLORD'S STATE
     OF INCORPORATION:           NEVADA

(c)  SUBTENANT'S NAME            INNOVATIVE MANAGED CARE SYSTEMS, INC.
     AND ADDRESS:                14875 Landmark Boulevard, Suite 110
                                 Dallas, Texas 75240
                                 Attention: A. J. ROSMARIN


(d)  SUBTENANT'S STATE
     OF INCORPORATION:           Texas

(e)  SUBLEASE DATE:              March 7th, 1997

(f)  OVERLANDLORD'S              TRICOHO, LTD.
     NAME AND ADDRESS:           2200 Ross Avenue, Suite 3700
                                 Dallas, Texas 75201
                                 Attention: JON ALTSCHULER


(g)  OVERLEASE:                  Lease, dated July 22nd, 1996, between
                                 Overlandlord and Sublandlord (hereinafter referred to as the "Overlease").

(h)  PREMISES:                   Suite No. 250-6
                                 Greenhill Park Garden Offices
                                 14135 Midway Road
                                 Dallas, Texas 75244
                                 (the "Premises")



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
(i)  SUBLEASE
     COMMENCEMENT
     DATE:                       Apri1 15, 1997

(j)  SUBLEASE
     EXPIRATION
     DATE:                       July 31, 2001

(k)  BASE MONTHLY RENT:

Term Months                        Base Monthly Rent
-----------                        -----------------
April 15 - April 30, 1997             $  5,500.00
                                      (montly rent
                                      prorated)

May 1, 1997 - May 31, 1998            $11,000.00

June 1, 1998 - June 30, 1999          $12,000.00

July 1, 1998 - July 31, 2000          $13,000.00

August 1, 2000 - July 31, 2001        $14,000.00


(l)  PREPAID BASE RENT:        $5,500.00           (to be paid upon execution,
                                                   for period April 15 - April
                                                   30, 1997)

(m)  OPERATING EXPENSES/
     TAXES:                    To be paid pursuant to Article 12, herein.

(n)  SECURITY DEPOSIT:         See Article 14, herein.

(o)  ALTERATIONS:              "As Is." (See Article 6, herein)

(p)  BROKERS:                  MYERS COMMERCIAL (commission to be paid pursuant
                               to agreement among Broker, Sublandlord and Overlandlord)

(q)  GUARANTORS:               A. J. ROSMARIN, GARY COHEN and
                               HARRIETT FLOWERS


         2. SUBLEASE GRANT.

         2.1. By lease (hereinafter referred to as the "Overlease") described above, the Overlandlord leased to Sublandlord the Premises in accordance with the terms of the Overlease. A copy of the Overlease (from which certain terms that do not relate to Subtenant's obligations hereunder may have been deleted) is annexed hereto as Exhibit "A."



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         2.2. In consideration of the obligation of Subtenant to pay rent as herein provided and in consideration of the other terms, covenants and conditions hereof, Sublandlord hereby leases to Subtenant and Subtenant hereby leases from Sublandlord, upon and subject to the provisions of this Sublease and the Overlease, the Premises.

         3. SUBLEASE TERM.

         3.1. Subject to the other provisions hereof, this Sublease shall continue in full force and effect for a term beginning on the Sublease Commencement Date and ending on the Sublease Expiration Date as defined above. Such term is herein called the "Sublease Term."

         4. RENT.

         4.1. Subtenant, in consideration of this Sublease, agrees to pay to Sublandlord as rent (the "Base Rent") the amounts set forth in Section 1.1, hereof. Base Rent is payable in advance and without demand, at Sublandlord's office (or such other location as Sublandlord shall designate) by check, in equal monthly installments on the first (1st) day of each month during the Sublease Term without any set-off, off-set, abatement or reduction whatsoever. Subtenant's failure to receive an invoice from Sublandlord for the rent shall not relieve Subtenant from its obligation of timely payment hereunder. The Prepaid Base Rent shall be paid upon Subtenant's execution of this Sublease.

         4.2. As used in this Sublease, "Rent" shall mean the Base Rent, the Operating Expense reimbursements pursuant to Sections 1.1 and Article 12, and all other monetary obligations provided for in this Sublease to be paid by Subtenant, all of which constitute rental in consideration for this Sublease.

         4.3. In the event the rent is not paid within five (5) days of the date when due as aforesaid, interest shall accrue thereon at the maximum rate permitted by law. In addition, if the rent is not paid by the tenth (10th) day of any given month, Subtenant shall pay as a penalty to Sublandlord an additional amount equal to five percent (5%) of the rent that is due, but not less than one Hundred Dollars ($100.00).

         5. TERMS OF THE OVERLEASE.

         5.1 Except as herein otherwise expressly provided, all of the terms, covenants, conditions and provisions in the Overlease are hereby incorporated in, and made a part of, this Sublease, and such rights and obligations as are contained in the Overlease are hereby imposed upon the respective parties hereto; the Sublandlord herein being substituted for the Landlord in the



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Overlease, and the Subtenant herein being substituted for the Tenant named in the Overlease; provided, however, that in the event of any conflict between the terms of this Sublease and the terms of the Overlease as they shall affect the Sublandlord-Subtenant relationship, the terms of this Sublease shall be controlling; and, provided further, that the Sublandlord herein shall not be liable for any defaults by Overlandlord. Neither Sublandlord nor Subtenant shall take any action that shall cause there to occur a default under the terms of the Overlease, nor shall either fail to take any action the failure of which shall cause there to occur such default. If the Overlease shall be terminated for any reason during the term hereof other than the default of Sublandlord, then and in that event this Sublease shall thereupon automatically terminate and Sublandlord shall have no liability to Subtenant by reason thereof. Upon the termination of this Sublease, whether by forfeiture, lapse of time or otherwise, or upon the termination of Subtenant's right to possession, Subtenant will at once surrender and deliver up the Premises in good condition and repair, reasonable wear and tear excepted. Sublandlord and Subtenant shall promptly deliver to the other any and all notices received from the Overlandlord or its agents that affect the other's rights or obligations under the Overlease or this Sublease. Notwithstanding the foregoing, the following sections of the Overlease are not incorporated herein: all Basic Lease Information items except "Premiums," "Rent," "Permitted Uses," "Tenant's Proportionate Share," and "Initial Liability Insurance Amount;" Sections 2, 3, 25(d) as it refers to the Staubach Company (the parties substitute MYERS COMMERCIAL); Addendum Section 14; Exhibit "F" and Exhibit "G."

         5.2. This Sublease is subject to, and subtenant accepts this Sublease subject to, any amendments and supplements to the Overlease hereafter made between Overlandlord and Sublandlord, provided that any such amendment or supplement to the Overlease will not prevent or adversely affect the use by Subtenant of the Premises in accordance with the terms of this Sublease, increase the obligations of Subtenant or decrease its rights under the Sublease, or in any other way materially adversely affect Subtenant.

         5.3 This Sublease is subject and subordinate to the Overlease and to all ground or underlying leases and to all mortgages that may now or hereafter affect such leases or the real property of which the Premises are a part, and all renewals, modifications, replacements and extensions of any of the foregoing. This Section 5.3 shall be self-operative, and no further instrument of subordination shall be required. To confirm such subordination, Subtenant shall execute promptly any certificate that Sublandlord may reasonably request; provided, however, that the provisions of such certificate shall not materially and adversely affect Subtenant's use and enjoyment of the Premises, nor materially increase the obligations of Subtenant or decrease its rights under the Sublease.



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         6. CONDITION OF PREMISES.

         6.1. Subtenant has examined the Premises, is aware of the physical condition thereof, and agrees to take the same "as is" (unless otherwise provided in Article 13, herein), with the understanding that there shall be no obligation on the part of Sublandlord to incur any expense whatsoever in connection with the preparation of the Premises for Subtenant's occupancy thereof. Any work performed by Subtenant shall be in accordance with the terms of the Overlease and Article 13, herein.

         7. USE OF PREMISES.

         7.1. Subtenant agrees that the Premises shall be occupied only as executive, administrative and general offices for Subtenant's business.

         8. CONSENT OF OVERLANDLORD.

         8.1. This Sublease is conditioned upon the consent thereto by Overlandlord, which consent shall be evidenced by Overlandlord's signature appended hereto or a separate consent in the form utilized by Overlandlord for such purposes. Subtenant shall be solely responsible for any fees or charges imposed by Overlandlord in connection with the obtaining of such consent. Provided Overlandlord's consent does not materially affect the terms of this Sublease, Subtenant shall immediately execute any documents reasonably requested by Overlandlord in order to obtain Overlandlord's approval; provided, however, that the provisions of such documents shall not materially and adversely affect Subtenant's use and enjoyment of the Premises, nor materially increase the obligations of Subtenant or decrease its rights under the sublease; and, in the event such documents are not signed and returned by Subtenant within five (5} days of receipt, Subtenant hereby appoints Sublandlord as its attorney-in-fact and authorizes Sublandlord to execute same on Subtenant's behalf.

         8.2. Sublandlord makes no representation with respect to obtaining Overlandlord's approval of this Sublease and, in the event that Overlandlord notifies Sublandlord that Overlandlord will not give such approval, Sublandlord will so notify Subtenant and, upon receipt of such notification by Sublandlord of the disapproval by Overlandlord, this Sublease shall be deemed to be null and void and without force or effect, and Sublandlord and Subtenant shall have no further obligations or liabilities to the other with respect to this Sublease.

         8.3 Except as otherwise specifically provided herein, wherever in this Sublease Subtenant is required to obtain Sublandlord's consent or approval, Subtenant understands that Sublandlord may be required to first obtain the consent or approval of Overlandlord. If Overlandlord should refuse such



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consent or approval, Sublandlord shall be released of any obligation to grant its consent or approval, whether or not Overlandlord's refusal, in Subtenant's opinion, is arbitrary or unreasonable.

         9. DEFAULT

         9.1. Subtenant acknowledges that the services to be rendered to the Premises are to be rendered by Overlandlord. Anything in this Sublease to the contrary notwithstanding, if there exists a breach by Sublandlord of any of its obligations under this Sublease and, concurrently, a corresponding breach by Overlandlord under the Overlease of its obligations under the Overlease exists, then, and in such event, Subtenant's sole remedy against Sublandlord in the event of any breach of obligations under this Sublease shall be the right to pursue a claim in the name of Sublandlord against Overlandlord, and Sublandlord agrees that it will, at Subtenant's expense, cooperate with Subtenant in the pursuit of such claim.

         9.2. Anything contained in any provisions of this Sublease to the contrary notwithstanding, Subtenant agrees, with respect to the Premises, to comply with and remedy any default claimed by Overlandlord and caused by Subtenant, within the period allowed to Sublandlord as tenant under the Overlease, even if such time period is shorter than the period otherwise allowed in the Overlease, due to the fact that notice of default from Sublandlord to Subtenant is given after the corresponding notice of default from Overlandlord. Sublandlord agrees to forward to Subtenant, upon receipt thereof by Sublandlord, a copy of each notice of default received by Sublandlord in its capacity as tenant under the Overlease. Subtenant agrees to forward to Sublandlord, upon receipt thereof, copies of any notices received by Subtenant with respect to the Premises from Overlandlord or from any governmental authorities.

         9.3. If and whenever there shall occur any event of default of this Sublease, Sublandlord may, at Sublandlord's option, in addition to any other remedy or right given under the Overlease or by law or equity, do any one or more of the following:

                  (a) Terminate this Sublease, in which event Subtenant shall immediately surrender possession of the Premises to Sublandlord;

                  (b) Terminate Subtenant's right to possession of the Premises under this Sublease without terminating the Sublease itself, by written notice to Subtenant, in which event Subtenant shall immediately surrender possession of the Premises to Sublandlord;


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                  (c) Enter upon the Premises by force if necessary without
         being liable for prosection or any claim for damages therefor, and do whatever Subtenant is obligated to do under the terms of this Sublease, and Subtenant agrees to reimburse Sublandlord on demand for any direct or indirect expenses that Sublandlord or Overlandlord may incur in thus effecting compliance with Subtenant's obligations under this Sublease, and Subtenant further agrees that Sublandlord shall not be liable for any damages resulting to Subtenant from such action.

         9.4. It is hereby expressly stipulated by Sublandlord and Subtenant that except termination of this Sublease, any of the above listed actions, including, without limitation, termination of Subtenant's right to possession, and reentry by Sublandlord, will not affect the obligations of Subtenant for the unexpired Sublease Term, including the obligations to pay unaccrued monthly rentals and other charges provided in this Sublease for the remaining portion of the Sublease Term. Sublandlord is entitled to the same remedies as Overlandlord has under the Overlease in addition to the above.

         10. SUBLANDLORD REPRESENTATION.

         10.1. Sublandlord represents (a) that it is the holder of the interest of the tenant under the Overlease, and (b) that the Overlease is in full force and effect and no default exists under the Overlease.

         11. BROKERS.

         11.1. Each party hereto covenants, represents and warrants to the other that except as set forth in Section 1.1, above, it has had no dealings or communications with any broker or agent in connection with the consummation of this Sublease, and each party covenants and agrees to pay, hold harmless and indemnify the other from and against any and all cost, expense (including reasonably attorneys' fees) or liability for any compensation, commissions or charges claimed by any other broker or agent with respect to this Sublease or the negotiation thereof.

         12. OPERATING EXPENSES/TAXES.

         12.1 Subtenant's Expense Stop, as such term is defined in Exhibit "C" of the Overlease, is 1997 Base Year. Subtenant shall also pay to Sublandlord (or, at Overlandlord's written direction, directly to Overlandlord for the account of Sublandlord) all of the costs for electrical service as set forth in
Section 4 of the overlease.


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         13. ALTERATIONS.

         13.1. In the event Subtenant is permitted to perform alterations in the Premises hereunder, Subtenant may make no changes, alterations, additions, improvements or decorations in, to or about the Premises without submitting detailed plans and construction schedules to Sublandlord and receiving Sublandlord's prior written consent to such plans. Subtenant shall make no changes, alterations, additions, improvements or decorations that would result in Overlandlord charging Sublandlord for the cost of same, including any removal costs associated therewith, and Subtenant shall comply with all laws and regulations relating to such construction, including, but not limited to, receipt of certificates of occupancy, permits and ADA requirements, and shall be responsible for all costs associated therewith. Sublandlord may impose reasonable guidelines as may be necessary to protect its occupancy and rights provided in the Overlease, including placing reasonable restrictions on times when certain types of work may be performed in order to prevent undue intrusion and noise to Sublandlord or other tenants in the Leased Premises.

         14. GUARANTEES; SECURITY DEPOSIT.

         14.1. As a condition to the effectiveness of this sublease, A. J. ROSMARIN, GARY COHEN and HARRIETT FLOWERS shall execute and deliver, respectively, the Guarantees appearing as Exhibits "B," "C," and "D" hereto.

         14.2. On or before May 1, 1998, Subtenant shall deposit with Sublandlord, as security for the faithful performance and observance by Subtenant of the terms, provisions, covenants and conditions of this Sublease, a security deposit in the sum of Twenty-Eight Thousand Dollars ($28,000.00) (the "Security Deposit"). In the event that Sublandlord applies any portion of the security in respect of a default by Subtenant, Subtenant shall forthwith restore the amount so applied so that at all times the amount of the Security Deposit shall be not less than the security required to be maintained from time to time. Sublandlord may apply the whole or any part of the Security Deposit to the extent required for the payment of any sum as to which Subtenant is in default, or for any sum that Sublandlord may expend or may be required to expend by reason of Subtenant's default.

         14.3. So long as Subtenant is then not in default under the terms of this Sublease, Sublandlord shall: (i) on June 1, 2001, apply the sum of Fourteen Thousand Dollars (S14.000.00) from the Security Deposit to the payment of the Base Rent due on such date: and (ii) on July l, 2001, apply the sum of Nine Thousand Dollars ($9,000.00) to the partial payment of the Base Rent due on such date (it being acknowledged that the balance of the Security Deposit of Five Thousand Dollars (S5.000.00) shall be


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
retained by Sublandlord as security for the continued performance of Subtenant's obligations hereunder, and further acknowledged that on or before July 1, 2001, Subtenant shall pay to Sublandlord the sum of Five Thousand Dollars [$5,000.00] as the balance of the Base Rent payable for the month of July, 2001). In the event that Subtenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, that portion of the Security Deposit not used or applied as provided herein shall be returned to Subtenant within thirty (30) days after the Sublease Expiration Date.

         15. QUIET ENJOYMENT.

         15.1. So lonq as Subtenant pays all of the rent and additional rent due under this Sublease and performs all of Subtenant's other obligations hereunder, Subtenant shall peacefully and quietly, have, hold and enjoy the Premises, subject, however, to the terms, provisions and obligations of this Sublease and the Overlease.

         15.2. In the event subtenant does not completely vacate the Premises by the Sublease Expiration Date or earlier termination of this Sublease, Subtenant shall indemnify and hold harmless Sublandlord in respect of any and all holdover charges or penalties imposes under the Overlease upon Sublandlord in respect of the Premises and in respect of any and all costs, liabilities or expenses (including attorney's fees) suffered by Sublandlord in respect of same, as and when such costs, liabilites or expenses are incurred. In this regard, Subtenant shall, if requested by Sublandlord, in Sublandlord's sole discretion, defend Sublandlord against any action or proceeding brought against Sublandlord that arises out of said holdover.

         16. PARKING; CANCELLATION OPTION.

         16.1. Overlandlord, Sublandlord and Subtenant agree that Subtenant shall have the parking privileges currently held by Sublandlord pursuant to Exhibit "G" of the Overlease, and that by virtue of this Sublease, Subtenant's parking privileges shall not be reduced as otherwiee described in the final sentence of said Exhibit "G."

         16.2. So long as Subtenant is not in default under the terms of this sublease, Sublandlord agrees that it shall not during the Sublease Term exercise its right to cancel the Overlease as set forth in Exhibit "E" of the Overlease.

         17. NO WAIVER.

         17.1. The failure of Sublandlord to seek redress for violation of, or to insist upon the strict performance of, any


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covenant or condition of this Sublease or of any of the Rules and Regulations set forth or hereafter adopted by Sublandlord, shall not prevent a subsequent act that would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Sublandlord of rent with knowledge of the breach of any covenant of this Sublease shall not be deemed a waiver of such breach and no provision of this Sublease shall be deemed to have been waived by Sublandlord unless such waiver be in writing, signed by Sublandlord. No payment by Subtenant or receipt by Sublandlord of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Base Rent, additional rent or other charge, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Sublandlord may accept such check or payment without prejudice to Sublandlord's right to recover the balance of such Base Rent, additional rent or other charge, or pursue any other remedy in this Sublease provided. No act or thing done by Sublandlord or Sublandlord's agents during the term hereby demised shall be deemed an acceptance of a surrender of the demised premises, and no agreement to accept such surrender shall be valid unless in writing, signed by Sublandlord. No employee of Sublandlord or Sublandlord's agent shall have any power to accept the keys of the demised premises prior to the termination of the Sublease, and the delivery of keys to any such agent or employee shall not operate as a termination of the Sublease or a surrender of the demises premises.

         18. NOTICES.

         18.1. Any notice, demand or communication which, under the terms of this Sublease or under any statute or municipal regulation, must or may be given or made by the parties hereto shall be in writing and given or made by mailing the same by registered or certified mail, return receipt requested, to the address and person designated in Sections l.l(a) and (c), herein.

         Either party, however, may designate such new or other address to which such notices, demands or communications thereafter shall be given, made or mailed by notice (given in the manner prescribed herein). Any such notice, demand or communication shall be deemed given or served, as the case may be, on the date of the posting thereof. In the event Subtenant's address is not set forth above, notice to Subtenant shall be deemed sufficient if sent to the Premises.

         19. MISCELLANEOUS

         19.1 Where applicable, Subtenant shall be responsible for all additional costs incurred as a result of this Sublease, including, but not limited to, security cards, keys and parking cards.


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         l9.2. This Sublease may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharged is sought.

         19.3. This Sublease shall not be binding upon Sublandlord unless and until it is signed by Sublandlord and delivered to Subtenant. This Section 19.3 shall be not deemed to modify the provisions of section 8, hereof.

         19.4. This Sublease constitutes the entire agreement between the parties, and all representations and understandings have been merged herein.

         19.5. This Sublease shall inure to the benefit of all of the parties hereto, their successors and (subject to the provisions hereof) their assigns.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals on the day and year first above written.

                                       INNOVATIVE MANAGED CARE
                                       SYSTEMS, INC., Subtenant

                                       By /s/ A.J. ROSMARIN
                                          -------------------------------------
                                          A.J. Rosmarin


                                       TCSI CORPORATION, Sublandlord

                                       By: /s/ Paul Farmer
                                          -------------------------------------
                                          Paul Farmer
                                          Chief Financial Officer

ACKNOWLEDGED AND AGREED

TRICOHO, LTD,
Overlandlord

By:
   --------------------------------



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